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                                                                    Exhibit 23.4

                        CONSENT OF RYAN BECK & CO., INC.

         We hereby consent to the inclusion of our opinion letter to the Board of Directors of Waypoint Financial Corp. ("Waypoint"), dated March 8, 2004 that forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Waypoint with Sovereign Bancorp, Inc., as Annex C to the Proxy Statement-Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                          RYAN BECK & CO., INC.

                                          /s/ Gary S. Penrose
                                          -------------------------------
                                          Managing Director
October 29, 2004